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                                                                      EXHIBIT 21


                    SUBSIDIARIES OF SOTHEBY'S HOLDINGS, INC.



         The significant subsidiaries of Sotheby's Holdings, Inc. which are wholly owned except where indicated, are as follows:


                                                                JURISDICTION OF
                                                                 INCORPORATION
                                                                ----------------
Sotheby's Holdings, Inc.                                            Michigan
   Sotheby's Financial Services, Inc.                               Nevada
   SPTC, Inc                                                        Nevada
   SFS Holdings, Inc.                                               Delaware
     Fine Art Insurance Ltd.                                        Bermuda
   Sotheby's, Inc.                                                  New York
   Oatshare Limited                                                 United Kingdom
     Sotheby's                                                      United Kingdom